UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2012

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-50831	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code of principal executive office)

Registrant’s telephone number, including area code: (205) 944-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 19, 2012, Regions Financial Corporation (the “Company”) issued and sold 152,900,000 shares of its common stock, par value $0.01 per share, at a price to the public of $5.90 per share. The shares were sold pursuant to an Underwriting Agreement, dated March 14, 2012, among the Company and the underwriters listed on Schedule I thereto.

The shares of common stock were offered and sold pursuant to the Company’s automatic shelf registration statement on
Form S-3 (Registration No. 333-165056) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2010, as supplemented by the final prospectus supplement filed with the SEC on March 14, 2012.

The Company received approximately $900 million in gross proceeds from the offering before underwriting discounts and commissions and other expenses payable by the Company.

The Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference. Exhibits 5.1, 8.1, 23.1 and 23.2 to this Current Report on Form 8-K are filed herewith in connection with the Company’s Registration Statement and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated March 14, 2012, among between Regions Financial Corporation and the underwriters listed in Schedule I thereto.

5.1	Opinion of Sullivan & Cromwell LLP

8.1	Opinion of Sullivan & Cromwell LLP

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

Date: March 19, 2012	By:	/s/ Fournier J. Gale, III
Name: Fournier J. Gale, III
Title: Senior Executive Vice President, General Counsel and Corporate Secretary